UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

ADVANCED CELL TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED CELL TECHNOLOGY, INC.
381 Plantation Street
Worcester, Massachusetts 06561

PROXY SUPPLEMENT
TO
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Monday, December 19, 2005

The purpose of this Proxy Supplement to the Proxy Statement dated December 5, 2005 (the “Proxy Statement”), for the Annual Meeting of Stockholders of Advanced Cell Technology, Inc. (the “Company”), to be held on Monday, December 19, 2005, at 10:00 a.m. at the offices of Heller Ehrman LLP, 333 South Hope Street, 39th floor, Los Angeles, CA 90071, is to correct the number of shares of the Company’s common stock beneficially owned by one of our directors, Dr. Erkki Ruoslahti, as set forth in the Beneficial Ownership Table appearing on page 3 of the Proxy Statement.

The number of shares of common stock beneficially owned as of October 31, 2005 by Dr. Ruoslahti is hereby amended to read “20,086”, which is less than 1% of the total number of shares outstanding on that date. Accordingly, the aggregate number of shares of the Company’s common stock beneficially owned by all directors and executive officers as a group is hereby amended to read “6,569,926,” which represents 22.2% of the total number of shares of the Company’s common stock outstanding as of October 31, 2005.

Worcester, Massachusetts	By order of the Board of Directors,
December 8, 2005	/s/ JONATHAN F. ATZEN
Secretary